UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CALLON PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	64-0844345
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 North Canal Street, Natchz, Mississippi	93120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
10.0% Series A Cumulative Preferred Stock	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176811.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.0% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Callon Petroleum Company, a Delaware corporation (the “Registrant”). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of Series A Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series A Preferred Stock (the “Prospectus Supplement”) to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-176811), which became effective as of February 17, 2012. The Prospectus Supplement, including the description of the Series A Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Incorporation of Callon Petroleum Company, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.2	Certificate of Amendment to the Certificate of Incorporation of Callon Petroleum Company (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.3	Certificate of Amendment to the Certificate of Incorporation of Callon Petroleum Company (incorporated by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

3.4	Bylaws of Callon Petroleum Company (incorporated by reference to Exhibit 3.2 of the Registrant’s registration statement on Form S-4, filed August 4, 1994).

3.5	Certificate of Designation of Rights and Preferences of 10.0% Series A Cumulative Preferred Stock, dated May 23, 2013 (filed herewith).

4.1	Form of Certificate representing the 10.0% Series A Cumulative Preferred Stock (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALLON PETROLEUM COMPANY

Date: May 23, 2013	By:	/s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Incorporation of Callon Petroleum Company, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.2	Certificate of Amendment to the Certificate of Incorporation of Callon Petroleum Company (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.3	Certificate of Amendment to the Certificate of Incorporation of Callon Petroleum Company (incorporated by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

3.4	Bylaws of Callon Petroleum Company (incorporated by reference to Exhibit 3.2 of the Registrant’s registration statement on Form S-4, filed August 4, 1994).

3.5	Certificate of Designation of Rights and Preferences of 10.0% Series A Cumulative Preferred Stock, dated May 23, 2013 (filed herewith).

4.1	Form of Certificate representing the 10.0% Series A Cumulative Preferred Stock (filed herewith).

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